Exhibit 32



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     In connection with the Quarterly  Report of Whispering Oaks  International,
Inc. (the "Company") on Form 10-QSB for the period ending September 30, 2003 as filed with the Securities and Exchange Commission (the "Report"), Dr. Ricardo Moro-Vidal, the President and Dr. Gerald Wittenberg the Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of their knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects the financial condition and results of the Company.


                                  By: /s/ Dr. Ricardo Moro-Vidal
                                      -----------------------------------
                                         Dr. Ricardo Moro-Vidal, President



                                  By: /s/ Dr. Gerald Wittenberg
                                      ------------------------------------
                                         Dr. Gerald Wittenberg


November 7, 2003